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                                                                   Exhibit 10.41

[LOGO]  SHAWMUT BANK
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Metro North Commercial Fiske House, Billerica Road, ME 6004, Chelmsford, MA
01824


November 27, 1995


Thomas P. Kealy, VP
BTU International, Inc.
23 Esquire Road
No. Billerica, MA 01862

Re:  Loan Arrangement with Shawmut Bank, N.A.

Reference is hereby made to a certain Credit Agreement (the "Agreement") dated November 16, 1994, by and between, among others, BTU International, Inc. (the "Borrower") and Shawmut Bank, N.A. (the "Bank"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

Pursuant to Section 5.4(e) of the Agreement, the Borrower has covenanted and agreed with the Bank that it will not "make any Investment in or loan or other advances of money to any Person" except as described further in Section 5.4(e). The Borrower has advised the Bank that the Borrower will be unable to comply with Section 5.4(e) of the Agreement, which failure to comply constitutes an event of default under the Agreement Section 7.1(c). Accordingly, the Borrower has requested that the Bank waive the provisions of Section 5.4(e) of the Agreement as it relates to a proposed Investment in Bruce Technologies International (BTI) in the amount of $2,328,000.

The Bank is willing to so waive the requirements of Section 5.4(e) of the Agreeement as it relates to the above described transaction provided that the Borrower agrees and acknowledges that said covenant shall remain in full force and effect throughout the remainder of the term of the Agreement. Further, the Borrower hereby acknowledges and agrees that each and every of the terms and conditions of the Agreement, all documents, instruments and agreements executed and delivered in connection therewith and all obligations of the Borrower to the Bank thereunder are hereby ratified and confirmed and shall remain in full force and effect, without waiver or modification, except as expressly provided herein. Moreover, nothing in this letter shall be deemed or construed to require the Bank to grant additional waivers of said covenant or any other terms of the Agreement or loan arrangement in the future, each of which is hereby expressly reserved by the Bank.





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[SHAWMUT LOGO]

                                                        November 27, 1995
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If the foregoing is acceptable to the Borrower, kindly indicate the Borrower's assent and acceptance by signing the enclosed copy of this letter and returning same to the undersigned forthwith.

This letter agreement shall be executed as a sealed instrument and governed by the Laws of the Commonwealth of Massachusetts.

Very truly yours,

SHAWMUT BANK, N.A.



By: /s/ Paula C. McManimon
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    Paula C. McManimon
    Vice President



AGREED AND ACCEPTED:

BTU INTERNATIONAL, INC.



By: /s/ Paul van der Wansem
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    Paul van der Wansem
    President